UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 6, 2021

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, the Amended & Restated Cushman & Wakefield plc 2018 Omnibus Management Share and Cash Incentive Plan (the “Plan”) was approved by the shareholders of Cushman & Wakefield plc (the “Company”) and became effective on May 6, 2021. The amendments to the Plan increased the number of ordinary shares authorized for issuance under the Plan by 13.3 million. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 below, an amendment to the Company’s Articles of Association (the “Articles”) was approved by the shareholders of the Company and became effective on May 6, 2021. The amendment to the Articles permits meetings of the Company’s shareholders to be held virtually. A copy of the Articles is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual general meeting of shareholders (the “Annual Meeting”) on May 6, 2021. A total of 208,720,424 shares, or 93.7% of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy. The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

		For	Against	Abstain	Broker Non-Votes
1.	To elect the Class III Directors listed below:
	Timothy Dattels	182,690,630	11,038,112	30,547	14,961,135
	Lincoln Pan	186,885,192	6,843,528	30,569	14,961,135
	Rajeev Ruparelia	188,019,921	5,708,830	30,538	14,961,135
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	206,724,395	1,989,027	7,002	—
3.	To reappoint KPMG LLP as the Company’s UK statutory auditor until the Company’s annual meeting in 2022.	206,726,161	1,988,526	5,737	—
4.	To authorize the Audit Committee of the Board of Directors to determine the compensation of KPMG LLP as the Company’s UK statutory auditor	206,560,594	1,998,468	161,362	—
5.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement	142,021,105	51,693,048	45,136	14,961,135
6.	To approve, on a non-binding, advisory basis, the director compensation report, which was included in Annex A of the Proxy Statement	142,174,571	51,564,243	20,475	14,961,135
7.	To approve the revised director compensation policy, which was included as part of the director compensation report in Annex A of the Proxy Statement.	190,338,453	3,384,546	36,290	14,961,135
8.	To approve an amendment and restatement of the 2018 Omnibus Management Share and Incentive Plan, which was included in Annex B of the Proxy Statement.	192,964,342	779,314	15,633	14,961,135
9.	To approve the special resolution to adopt and approve Amended Articles of Association of Cushman & Wakefield plc, which were included in Annex C of the Proxy Statement.	203,665,125	5,051,746	3,553	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Association of Cushman & Wakefield plc, dated May 6, 2021.

10.1	Cushman & Wakefield plc 2018 Omnibus Management Share and Cash Incentive Plan, effective May 6, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2021

CUSHMAN & WAKEFIELD PLC

By:	/s/ Brett Soloway
Name:	Brett Soloway
Title:	Executive Vice President, General Counsel and Corporate Secretary